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EXHIBIT 16.1

                                MILNER AND BROCK
                          Certified Public Accountants
                                  17 Toy Street
                        Greenville, South Carolina 29601

                            Telephone (864) 233-5984
                               Fax (864) 233-7751

                                  June 7, 2005


Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Re:      Myriad Entertainment & Resorts, Inc.
         Commission File Number 0-24640

Commissioners:

         We have read the statements by Myriad Entertainment & Resorts, Inc. ("Myriad"), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Myriad's Form 8-K/A report dated June 7, 2005. We agree in all respects with the statements concerning our Firm in such Form 8-K/A in response to Item 304(a) of Regulation S-K. Furthermore, we are not in a position to agree or disagree with the Company's statements which appear under Item 4.01(b) regarding the new independent accountants.


                                                 Yours truly,


                                                 /s/ Stephen D. Milner
                                                 ---------------------------
                                                 Stephen D. Milner, Partner
                                                 Milner and Brock,
                                                 Certified Public Accountants